Exhibit 99.1
BRONCO DRILLING COMPANY, INC. ANNOUNCES DATE OF
ANNUAL STOCKHOLDERS’ MEETING

OKLAHOMA CITY, September 12, 2008 (BUSINESS WIRE) – Bronco Drilling Company, Inc. (NASDAQ/GM:BRNC) announced today the date of its Annual Stockholders’ Meeting, which is set for November 17, 2008.

The Company’s annual meeting will be held at 10:00 a.m. Central Time on Monday, November 17, 2008, at the Simmons Center, 800 Chisholm Trail Parkway, Duncan, Oklahoma 73533. Stockholders of record at the close of business on Monday, October 6, 2008, are entitled to receive notice of the meeting and to vote the shares of the Company’s common stock they held as of that date.

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Edmond, Oklahoma, and is a provider of contract land drilling and workover services to oil and natural gas exploration and production companies.  Bronco’s common stock is quoted on The NASDAQ Global Market under the symbol “BRNC”.  For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Contact:
Bob Jarvis
Investor Relations
Bronco Drilling Company, Inc.
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com